UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 4, 2013

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2013, Safeway Inc. announced that Peter J. Bocian will join the Company as Executive Vice President and Chief Financial Officer, effective February 19, 2013.
Mr. Bocian, age 58, has served as Executive Vice President, Head of Corporate Services and Technology Finance, at JPMorgan Chase & Co. since 2011. From 2008 until 2011, he served as Executive Vice President and Chief Administrative Officer of Hewlett-Packard Company. Prior to that, he was Executive Vice President, Chief Financial Officer and Chief Administrative Officer at Starbucks Corporation from 2007 to 2008. From 1996 to 2007, Mr. Bocian held a variety of positions with NCR Corporation, most recently, Senior Vice President and Chief Financial Officer from 2004 until 2007.
Pursuant to the terms of an employment offer letter, dated January 23, 2013, by and between the Company and Mr. Bocian, effective February 19, 2013, Mr. Bocian will receive an annual base salary of $700,000 and an annual incentive bonus opportunity of up to 125% of his base salary, to be earned based on the achievement of annual performance targets to be established by the Board of Directors or the Executive Compensation Committee of the Board. Mr. Bocian will also receive a signing bonus of $250,000. In the event Mr. Bocian's employment with the Company is terminated by the Company for cause or by Mr. Boican before he completes two full years of service, Mr. Bocian will be required to repay the signing bonus in full.
To compensate Mr. Bocian for the value of restricted share units he left behind at his former employer, Mr. Bocian will be granted stock that will have no vesting cycle on each of July 1, 2013, July 1, 2014 and July 1, 2015 in the aggregate dollar amounts of $484,000, $1,200,000 and $713,037, respectively, provided Mr. Bocian is employed with the Company on the date of the grant.
On February 19, 2013, Mr. Bocian will be granted 100,000 shares of restricted stock. Such shares of restricted stock will vest at the rate of 20% per year on each anniversary of the grant date and will become fully vested at the end of the fifth year following the grant date. In addition, on March 1, 2013, Mr. Bocian will be granted a non-qualified stock option to purchase 200,000 shares of Safeway Common Stock at an exercise price equal to the closing price of Safeway's stock on the date of grant. The stock option will vest ratably over five years and will have a ten-year term.
The foregoing description of Mr. Bocian's employment offer letter is qualified in its entirety by the text of the letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
A copy of the press release announcing Mr. Bocian's appointment as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 8.01. Other Events.
On February 4, 2013, the Company issued a press release announcing Mr. Bocian's appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Offer Letter, dated January 23, 2013, by and between Safeway Inc. and Peter J. Bocian
99.2	Press Release dated February 4, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

February 4, 2013	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Offer Letter, dated January 23, 2013, by and between Safeway Inc. and Peter J. Bocian
99.2	Press Release dated February 4, 2013